                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Athanor Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

------------------------------------------------------------------------------

                     [LETTERHEAD OF ATHANOR GROUP, INC.]

------------------------------------------------------------------------------

                    Notice Of Annual Meeting Of Shareholders
                           To Be Held On May 6, 1999

------------------------------------------------------------------------------

To the Shareholders of Athanor Group, Inc.

     You are cordially invited to attend the Annual Meeting of Shareholders of Athanor Group, Inc., a California corporation (the "Company"), which will be held at Ontario Airport Marriott Hotel, 2200 East Holt Boulevard, Ontario, California on May 6, 1999, at 2:00 p.m., to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     1. To elect a board of five (5) directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          Shareholders of record of the Company's Common Stock at the close of business on March 12, 1999, the Record Date fixed by the Board, are entitled to notice of and to vote at, the Meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED.

                              By order of the Board of Directors


                              Duane L. Femrite
                              President

Ontario, California
March 26, 1999

                      [LETTERHEAD OF ATHANOR GROUP, INC.]

------------------------------------------------------------------------------

                                PROXY STATEMENT
                                ---------------

          Approximate Date Proxy Material First Sent To Shareholders:

                                 March 26, 1999

------------------------------------------------------------------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Athanor Group, Inc. (the "Company") to be held on May 6, 1999, and any adjournment or adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished by the Company to each common shareholder, and, in each case, is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting material to their principals. Members of the management of the Company may solicit some shareholders in person, or by telephone, or by telegraph, following solicitations of this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by common shareholders and received by the Company before the Meeting and not revoked will be voted: For the election of all five (5) of the nominee-directors specified herein unless contrary choices are specified. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of the Company.

     If any shareholder gives notice at the Meeting prior to commencement of voting that the shareholder intends to cumulate his or her votes, then the directors shall be elected by the cumulative voting method. In such event, the sharholders shall have the right to cast that number of votes equal to the number of shares which they hold multiplied by the n umber of directors to be elected by them; i.e., for the purpose of this election, five votes for each share.

Each shareholder may cast the whole number of votes for one candidate, or distribute them among two or more candidates. The persons named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

     Your execution of the enclosed proxy will not affect your rights as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company had outstanding 1,458,854 shares of common stock (the "Common Stock") as of the close of business on March 12, 1999 (the "Record Date"). Only holders of Common stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held by him/her, except that in the selection of directors, each holder of Common Stock has cumulative voting rights. Voting on all matters, other than election of directors, submitted for approval by the shareholders at the Meeting will be on a noncumulative basis.

     There are no other classes of voting securities of the Company other than the Common Stock. Representation at the Meeting by the holders of the majority of the outstanding shares of Common Stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The following table sets forth, as of the Record Date, information concerning: (a) beneficial ownership of voting securities of the Company by persons who are known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (b) beneficial ownership of voting securities of the Company by each director, nominee for director, and by all directors and officers as a group; and (c) the percentage of the total votes held by each person or group described in subparagraphs (a) and (b) immediately above.

                                              Amount and Percentage of
                                                Beneficial Ownership
                                               ----------------------
     Title           Name and Address of       Number of   Percent of
   of Class           Beneficial Owner          Shares        Class
-------------------------------------------------------------------------

     Common      Gregory J. Edwards (3)           19,000          1.3%
     Stock       2208 Faircloud Lane
                 Edmond, Oklahoma  73034

     Common      Duane L. Femrite (3)            195,544         13.3%
     Stock       921 East California Avenue
                 Ontario, California  91761

     Common      Edmund R. Knauf, Jr. (3)         81,680          5.6%
     Stock       1516 North 2nd Street
                 Sheboygan, Wisconsin 53081

     Common      Richard A. Krause (2)(3)        262,983         18.0%
     Stock       921 East California Avenue
                 Ontario, California  91761

     Common      Robert W. Miller (1)(3)         170,752         11.7%
     Stock       921 East California Avenue
                 Ontario, California  91761


     Common      All Officers and Directors (3)  729,959         49.3%
     Stock     as a Group (5 persons)

_____________________________________________
     (Footnotes on next page)

     All shares are owned either directly or beneficially by the owner named in the table except as otherwise indicated in a footnote below.

     Percentages of class are based on the number of shares of Common Stock outstanding on December 31, 1998, adjusted for shares subject to options as set forth in Footnote (3) below. There were 1,458,854 shares of Common Stock outstanding on December 31, 1998.

     None of the officers or directors of the Company, except as noted in the Remuneration of Officers and Directors section set forth below, has options to acquire any shares of Common Stock of the Company. Messrs. Femrite, Knauf, Krause and Miller are the only persons known to the Company to beneficially own more than five percent (5%) of its Common Stock.

     The Company knows of no contractual arrangements that may at a subsequent date result in a change in control of the Company.

----------------------------------------
      (Footnotes)

   (1) Does not include 24,000 shares of Common Stock owned by Mr. Miller's father as to which Mr. Miller disclaims beneficial ownership.

   (2) Includes 256,983 shares of Common Stock owned by The Krause Family Irrevocable Trust.

   (3) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of October 31, 1998, as follows: Gregory J. Edwards 3,000 shares, Duane L. Femrite 6,000 shares, Edmund R. Knauf, Jr. 2,000 shares, Richard A. Krause 6,000 shares, Robert W. Miller 6,000 shares; all Officers and Directors as a group 23,000 shares.

                      Nomination and Election of Directors

  The Company's directors are to be elected at each annual meeting of shareholders. The Company's Bylaws authorize between three (3) and seven (7) directors, the exact amount to be determined by the Board. At this Meeting Five
(5) directors, making up the entire membership of the Board of the Company, are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting are set forth in the table below and are all recommended by management of the Company. Each of the nominees has consented to serve as a director if elected.

  In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board.

  The Five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Subject to certain exceptions specified below, holders of Common Stock of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes as determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes as they so determine for one person or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his/her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board. Accordingly, the person named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

  The following tables list the nominees for election as directors and shows certain information concerning each nominee, including the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by such nominee as of the Record Date:


                                          Principal                      Director
Name                                     Occupation                Age    Since
------------------------------------------------------------------------------------

   Gregory J. Edwards        Director                               54       1990

   Duane L. Femrite          President, Chief Executive Officer,    54       1985
                             Chief Financial Officer
                             of the Company

   Edmund R. Knauf, Jr.      Director                               56       1997

   Richard A. Krause         Vice President of the Company          63       1992
                             President, Alger Manufacturing
                             Company, Inc.

   Robert W. Miller          Chairman of the Board,                 56       1976
                             Secretary of the Company

=====================================================================================

                               Number of Shares                  Percent
                                     of                            of
        Nominee (1)            Common Stock (2)(5)                Class
-----------------------------------------------------------------------------

   Gregory J. Edwards                19,000                          1.3%

   Duane L. Femrite                 195,544                         13.3%

   Edmund R. Knauf, Jr.              81,680                          5.6%

   Richard A. Krause                262,983 (4)                     18.0%

   Robert W. Miller                 170,752 (3)                     11.7%

==============================================================================
   (Footnotes on next  page)

---------------------------------------
      (Footnotes)

  (1) The Company has a nominating committee for directors of the Board. Management's nominees for election as directors at the Meeting were recommended by the Nominating Committee and approved by the Board of the Company.

  (2) All shares are owned directly by the director named in the table except as otherwise indicated in a footnote below.

  (3) Does not include 24,000 shares of Common Stock owned by Mr. Miller's father as to which Mr. Miller disclaims beneficial ownership.

  (4) Includes 256,983 shares of Common Stock owned by The Krause Family Irrevocable Trust.

  (5) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of October 31, 1998, as follows: Gregory J. Edwards 3,000 shares, Duane L. Femrite 6,000 shares, Edmund R. Knauf, Jr. 2,000 shares, Richard A. Krause 6,000 shares, Robert W. Miller 6,000 shares; all Officers and Directors as a group 23,000 shares.

      Listed below are descriptions of the business experience for at least the past five years for each director and officer listed in the preceding table. Unless otherwise described below, none of the following persons (i) is related in any way, or (ii) has been involved in certain legal proceedings in the past five years.

GREGORY J. EDWARDS  Chairman and Chief Executive Officer of CASS Holdings,
                    L.L.C. ("CASS") since January 1993. CASS owns several manufacturing and service companies: CASS Polymers, Inc. (a subsidiary of CASS) owns Ad-Tech Plastic Systems Corp., a producer of polymer systems for the aerospace, automotive, construction and marine industries and owns Milamar Coatings, L.L.C., a producer of epoxy coating products used in the industrial and commercial seamless floor coating business; CASS Services, L.L.C., a government contractor involved with surface preparation and re-coating for U.S. Naval ships and portable landing mats; CASS Financial, L. L. C., an equipment leasing company. Between July 1991 and January 1993, Mr. Edwards was self-employed as a financial consultant and investor. Previously, he was an investment banker with Stephens, Inc. of Little Rock, Arkansas from mid-1990 to July 1991.

DUANE L. FEMRITE    President, Chief Executive Officer of the Company since
                    April 1995, Chief Operating Officer from January 1987 to
                    April 1995, and Chief Financial Officer since December 1982.
                    Secretary of the Company from October 1984 to April 1995 and
                    Director of the Company since December 1985. Director of
                    Core Software Technology from November 1993 to March 1995.
                    Mr. Femrite is a Certified Public Accountant.

EDMUND R. KNAUF, JR.  Currently self-employed as a consultant and investor. From
                      1972 to August 1997 worked in various positions for Ametek Inc, a global manufacturer of electrical and electronic products engineered for niche markets, including Vice President of Business Development for the Filtration Group from April 1996 to August 1997 and as Corporate Vice President and General Manager of several Ametek Divisions from 1990 to 1996.

RICHARD A. KRAUSE     Director and Vice President of the Company since December
                      1992. President and Chief Operating Officer of Alger
                      Manufacturing Company, Inc. since 1987.

ROBERT W. MILLER      Chairman of the Board since 1976. Chief Executive Officer
                      of the Company from 1976 to April 1995. Corporate
                      Secretary since April 1995. Director of Core Software
                      Technology from September 1991 to April 1998. Director of
                      OneCard International since 1988 and elected Chairman and Chief Executive Officer of this company in September 1992.

      Directors of the Company are elected annually. The present term of office of each director will expire at the next annual meeting of shareholders of the Company or at such time as his successor is duly elected and qualifies.

                          Transactions With Management

      The Company is currently the single largest shareholder of Core Software Technology, a California corporation ("Core"), owning 462,567 shares of the issued and outstanding common stock of Core, representing approximately 16.9% of the issued and outstanding shares of Core's capital stock (assuming the options to purchase additional shares of the capital stock of Core owned by the Company and others are not exercised).

      Core is the developer and marketer of an on-line geospatial (image, cartographic, and demographic) information indexing and distribution system and service, known as ImageNet. Core develops and distributes proprietary client-server and application software but primarily uses its software products as a delivery vehicle for ImageNet services. Through the global implementation of ImageNet, Core seeks to control the channel for distribution of geospatial information products worldwide. As a single source access vehicle for such information, the value and utility of ImageNet is a function of content.

      Core is attempting to build a worldwide, on-line database and distribution infrastructure consisting of commercial and public data providers, existing international distributors, satellite ground receiving stations, and value added companies. ImageNet addresses the information access requirements of an international public policy movement to maximize the benefits of existing scientific and geographic information and analysis tools.

     The Company has made outstanding loans in the principal amount of $685,622 to Core through October 31, 1998. All but $35,000 of the outstanding balance, which was advanced during 1998, plus accrued interest of approximately $29,000 through October 31, 1998, has been reserved.

      Mr. Miller entered into a consulting agreement with Core and assigned the consulting fees to R&D Financial (R&D), a California general partnership of which Messrs. Miller and Femrite are the general partners. The consulting agreement began on January 1, 1995, wherein Mr. Miller agreed to provide services to Core relating to financial, investor, capital raising, litigation and general business matters arising out of Core's on-going restructuring, recapitalization and financing efforts. As of December 31, 1998, Core owes $42,745 to R&D in connection with said consulting agreement. No fees were paid by Core to R&D during 1998.

     Mr. Miller served as Secretary and a Director of Core until April 1998, when he resigned. Mr. Miller has a beneficial ownership interest in 8,813 additional shares of the common stock of Core as well as options to purchase 4,180 shares of the common stock of Core at exercise prices ranging from $5.50 to $8.25 per share. Mr. Femrite has a beneficial ownership interest in 33,347 additional shares of the common stock of Core as well as options to purchase 3,697 shares of the common stock of Core at $5.50 per share. The above beneficial stock ownership takes into account stock that was previously owned by R&D.

      Mr. Miller was to have received $4,000 per month from Image Data Corporation (IDC), the previous parent of Core, with respect to his services rendered to IDC in accordance with IDC's confirmed Plan of Reorganization, but has received no compensation to date. IDC has no sources of revenue other than a small receivable from Core. The likelihood that Mr. Miller will receive any appreciable amount of the compensation is remote.

     During 1998, the Company made a $100,000 loan to Fluid Light Technologies, Inc. (FLT). FLT is in the business of developing, manufacturing and marketing systems to control the motion or flow of light through neon glass tubes. FLT is a developmental stage company and has no revenues or earnings. This loan was converted to 208,200 shares of common stock representing an ownership interest of approximately 3.6% that the Company acquired at the closing of FLT's Private Placement in July 1998. Mr. Miller is a director of FLT.

     Over the last few years, the Company has made investments totaling $146,000, as a limited partner, in California South Pacific Investors (CSPI) a California Limited Partnership. CSPI, through its wholly owned companies, has developed and patented biochemical product-identifying barcodes for detecting harmful bacterial pathogens in meats, poultry and dairy products. Mr. Femrite is one of five General Partners in CSPI.

      In January 1996 the Internal Revenue Service ("IRS") served Mr. Miller with a Notice of Federal Tax Lien with respect to approximately $400,000 in taxes and penalties purportedly owed by IDC. In connection therewith, the IRS has collected approximately $29,000 from Mr. Miller and currently collects $500 per month. In connection with Core's previous acquisition of the assets of IDC, Core agreed to indemnify and hold Mr. Miller harmless from and against any liabilities relating to or arising out of IDC's business, including taxes and penalties owed by IDC to the IRS. In connection with such indemnity, Core reimbursed Mr. Miller in the approximate amount of $23,000 during 1997. Mr. Miller anticipates that any additional funds collected by the IRS, in conjunction with such levy, will ultimately be reimbursed by Core.

      The Company has made a loan to Mr. Miller, in previous years, in the principal amount of $40,000. The loan was renewed as of October 1997 on the condition that Mr. Miller make a principal reduction plus accrued interest payment or assign an interest, to the company, in certain cash distributions from R&D. Mr. Miller did not make the required payments and the Company decided not to accept the assignment of potential cash distributions from R&D. During 1998 the Company decided to renew the original note plus accrued interest and made additional advances of $8,375. The total outstanding loan to Mr. Miller in the amount of $57,415 is due December 11, 1999. The Company received an additional 10,000 shares of Mr. Miller's common stock in the Company, for a total of 35,000 shares that the Company holds as collateral for the loan to Mr. Miller.

                    REMUNERATION OF OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION
----------------------

       The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Company's four most highly compensated executive officers, each of whose annual salary and bonus was in excess of $100,000 and to the Company's Chief Executive Officer regardless of compensation level, for services to the Company during the three fiscal years ended October 31, 1998.

                              Annual Compensation
                              -------------------


 Name and Principal
     Position                     Year     Salary     Bonus    Other  (1)
----------------------------------------------------------------------
 Duane L. Femrite                  1998   $149,615   25,000   4,000
  President, Chief Executive       1997    144,192   25,000   2,949
  Officer and Chief Financial      1996    133,308   44,000   2,162
  Officer

 Richard A. Krause                 1998   $161,615   44,985   3,329
  Vice President and               1997    156,423   35,063   3,750
  President of Alger               1996    145,308   52,328   3,750
  Manufacturing Co., Inc.

 Robert W. Miller                  1998   $150,066   25,000   1,600
  Chairman of the Board            1997    144,270   25,000   1,500
  Corporate Secretary              1996    136,498   44,000   1,432

  (Footnotes)

  (1) Other compensation includes contributions made to the Company's 401-K Plan. Does not include use of automobile paid for by the Company.


Employment Agreements
---------------------

  Effective January 1, 1991, the Company entered into written employment agreements with Robert W. Miller, as Chairman of the Board and Chief Executive Officer, and Duane L. Femrite, as President, Chief Operating Officer, Chief Financial Officer, and Secretary of the Company. Effective January 1, 1993, Alger entered into a written agreement with Richard A. Krause as President and Chief Operating Officer. Each of the employment agreements is identical as to its terms except for the description of the duties that each employee is to provide.

  Each agreement is for an initial term of five (5) years, renewable automatically for additional one (1) year periods unless either the employee, the Company, or Alger wishes to terminate it. The employment agreements for Robert W. Miller, Duane L. Femrite and Richard A. Krause were automatically renewed on January 1, 1999, for an additional year.

  The agreements provide that the salaries of the employees shall be determined by the Board of Directors but may not be less than the salary paid in the preceding year. Each employee shall be entitled to the use of an automobile at the Company's expense and shall be entitled to all benefits and perquisites available to the Company's other employees.

  If the agreement terminates because of the death of the employee, then the employee's heirs and/or successors shall continue to receive the employee's salary, monthly, for a period of twelve (12) months. If the agreement should terminate for any reason other than cause or death of the employee, including, without limitation, employee's voluntary termination, the Company shall pay the employee a lump sum payment equal to employee's then monthly salary multiplied by the number of years during which the employee was employed by the Company, or Alger, as the case may be, prorated for any partial year of employment. Payment is limited to twenty-four (24) years of employment.

  The agreements permit the employee to engage in other employment or business opportunities provided that such outside activities do not interfere with employee carrying out his duties to the Company, are not competitive with the Company, and do not result in employee breaching any of his fiduciary obligations to the Company or its shareholders.

Directors' Remuneration
-----------------------

  Outside Directors are to receive an annual honorarium of $5,000 per year and $600 per meeting attended. The Board has a Nominating Committee that is charged with the responsibility of nominating a slate of candidates to serve as directors of the Company. Outside directors on the Compensation Committee, Audit Committee, and Nominating Committee receive $100 for each meeting attended when such committee meetings are held on a day that the full Board does not meet. The Audit Committee, Nominating Committee, and Compensation Committee met once in 1998.

Stock Option Plan
-----------------

  The Company's 1997 Stock Option Plan (the "1997 Plan"), was set up to attract, reward and retain the best available officers, directors, employees and consultants for the Company and to promote the success of the Company's business. The following discussion is intended only as a summary of the material provisions of the 1997 Plan.

  The 1997 Plan provides only for grants of "non-qualified stock options" which are not qualified for treatment under Section 422 of the Internal Revenue Code of 1986, as amended. A total of 220,340 shares of Common Stock have been reserved for issuance under the 1997 Plan upon the exercise of stock options which may be granted to employees, officers, directors and consultants of the Company. Because the officers, directors, employees and consultants of the Company who may participate in the 1997 Plan and the amount of their options will be determined by the Board of Directors or its committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors, employees and consultants. As of the date hereof, options under the 1997 Plan have been granted as set forth in the chart below. No person may receive options under the 1997 Plan for more than 30,000 shares in any one fiscal year.

  The Board of Directors may administer the 1997 Plan or the administration of the 1997 Plan may be delegated to a Committee of the Board of Directors (the "Committee"). In addition to determining who will be granted options, the Board or Committee will have the authority and discretion to determine when options will be granted and the number of options to be granted. The Board or Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1997 Plan, and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1997 Plan.

  The term of each option granted under the 1997 Plan will be established by the Board or Committee at the time of the grant. An option granted under the 1997 Plan may be exercised at such times and under such conditions as determined by the Board or Committee. Except as otherwise provided by the Board or Committee at the time an option is granted, no option granted under the 1997 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance to the extent that such option was exercisable at the date of death.

  The exercise price may not be less than the fair market value of the Common Stock on the date of grant. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Board or Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Board or Committee. The Board or Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1997 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Board or Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or Committee. In such a situation, the Board or Committee is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The 1997 Plan will continue in effect until April 1, 2007, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1997 Plan at any time. Amendments to the 1997 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

  The issuance of shares of Common Stock upon the exercise of options may be subject to registration with the Securities and Exchange Commission on the shares reserved by the Company under the 1997 Plan.

                     Option/SAR Grants in Last Fiscal Year

        (a)                         (b)                         (c)                      (d)                         (e)
       Name                      Number of                     % of                   Exercise                     Exercise
                                Securities                     Total                     or                          Date
                                Underlying                 Options/SARs                 Base                          **/
                               Options/SARs                   Granted                   Price
                                  Granted                  to Employees                  */
                                                             In FY98
-------------------      ---------------------       ---------------------       ---------------------       -----------------------


Richard Krause                    30,000                       18%                      $  1.66                     May 7, 2006
Duane Femrite                     30,000                       18%                      $  1.66                     May 7, 2006
Robert Miller                     30,000                       18%                      $  1.66                     May 7, 2006
Gregory Edwards                   15,000                        9%                      $  1.66                     May 7, 2006
Edmund Knauf                      10,000                        6%                      $  1.66                     May 7, 2006

*/ Equals the closing market price for the underlying security on the date of the grant of options.

**/ The date of grant for each of the options was May 8, 1998. No option could be exercised, in whole or in part, during the first six (6) months from the date of grant. Thereafter, 20% of each of the options was exercisable on November 7, 1998; 20% is exercisable on May 7, 1999; 30% is exercisable on May 7, 2000; and 30% is exercisable on May 7, 2001.

     In addition to the forgoing grants, 55,000 stock option grants were issued to non-director, non-executive employees of Alger during the fiscal year 1998.

     None of the foregoing option grants was exercised during the fiscal year ended October 1998.

                             Shareholder Proposals

          Shareholders who wish to present proposals for action at the 2000 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals of shareholders intended to be presented at the 2000 Annual Meeting (a) must be received by the Secretary no later than December 21, 1999, for inclusion in next year's proxy statement and proxy card, and (b) must satisfy the applicable conditions established by the Securities and Exchange Commission for shareholder proposals.

     Compliance with Section 16 (a) of the Securities Exchange Act of 1934

          Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's best knowledge, all the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock filed all required reports required by section 16 (a) on a timely basis.

                         Annual Report to Shareholders

          The Company's Annual Report to shareholders for the fiscal year ended October 31, 1998 (the "Annual Report"), which includes audited financial statements and schedules thereto, is being mailed with this Proxy Statement to stockholders as of the Record Date. The Annual Report to the shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 Other Matters

          The Management of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                    Form 10-KSB and Exhibits to form 10-KSB

          Copies of the Company's Form 10-KSB and the exhibits to the Company's Form 10-KSB for the fiscal year ended October 31, 1998, as filed with the Securities and Exchange Commission, will be furnished to any person from whom the accompanying proxy is solicited upon written request to the Company's Secretary at Athanor Group, Inc., 921 East California Avenue, Ontario, California 91761. A copying charge of $.25 per page will be made for each page of the exhibits requested.

                                    By Order of the Board of Directors


                                    Duane L. Femrite
                                    President

Ontario, California
March 26, 1999



     Shareholders are urged to specify their choices, date, sign, and return the enclosed proxy in the enclosed envelope. Prompt response is helpful and your cooperation will be appreciated.

  PROXY                     ATHANOR GROUP, INC.
                        921 East California Avenue
                         Ontario, California 91761

        THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Duane L. Femrite as Proxy, with the power to appoint his substitute and with full power to act alone, and hereby authorizes him to represent and vote as designated below, all the shares of Common Stock of Athanor Group, Inc. held of record by the undersigned on March 12, 1999 at the Annual Meeting of Shareholders to be held on May 6, 1999. If authority to vote the shares is granted by the undersigned, the shares may be voted cumulatively by the proxy holder for less than all the nominees for director.

  1. Election of Directors:
            [_]FOR all nominees listed below  [_]WITHHOLD AUTHORITY to vote
              (except as marked to the contrary below)
                                                for all nominees listed below

  (INSTRUCTION: to withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)
  [_] Gregory J. Edwards   [_] Duane L. Femrite   [_] Edmund R. Knauf,
  Jr.   [_] Richard A. Krause   [_] Robert W. Miller

  2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                  (Please Sign and Date on Reverse Side)


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1.

                                                   Dated:___________, 1999
                                                   -----------------------
                                                          Signature
                                                   -----------------------
                                                      Signature if held
                                                           jointly

                                                   Please sign exactly as
                                                   name appears to the
                                                   left. When shares are
                                                   held by joint tenants,
                                                   both should sign. When
                                                   signing as attorney,
                                                   executor,
                                                   administrator,
                                                   trustee, or guardian,
                                                   please give full title
                                                   as such. If a
                                                   corporation, please
                                                   sign in full corporate
                                                   name by President or
                                                   other authorized
                                                   officer. If a
                                                   partnership, please
                                                   sign in partnership
                                                   name by authorized
                                                   person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE